UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 15, 2011

Date of Report (Date of earliest event reported)

SHORETEL, INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33506	77-0443568
(Commission file number)	(I.R.S. Employer Identification No.)

960 Stewart Drive, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 331-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On February 2, 2011, the Board of Directors (the “Board”) of ShoreTel, Inc. (“ShoreTel”), increased the size of the Board by one seat, to a total of nine and elected Eric Salzman as a Class II member of the Board, subject to his acceptance of such appointment. Mr. Salzman accepted his appointment on February 15, 2011. As a Class II director, Mr. Salzman’s term as a director expires on the date of ShoreTel’s annual meeting of stockholders to be held in 2011.

Mr. Salzman will serve on the Nominating and Governance Committee of the Board. Pursuant to ShoreTel’s non-employee director compensation policy, Mr. Salzman will receive an annual cash retainer of $40,000, plus $4,000 per year for Nominating and Governance Committee service. Directors may elect to receive a fully-vested award of common stock in lieu of the annual cash retainer. Should he make this election, Mr. Salzman will receive shares having a value of 120% of the cash retainer. Effective upon Mr. Salzman’s acceptance on February 15, 2011 of his appointment to the Board, he was granted an initial option to purchase 40,000 shares of our common stock. The option will have a ten-year term and terminate three months following the date Mr. Salzman ceases to be one of ShoreTel’s directors, or 12 months afterwards if termination is due to death or disability. The option grant will vest and become exercisable as to 1/48th of the shares each month after the grant date over four years. The vesting of the stock option grant will accelerate in full in connection with a change of control of ShoreTel. In addition, as a new independent director, Mr. Salzman will receive 5,600 restricted stock units on the date of the first annual stockholders meeting occurring after his first anniversary as a Board member and on the date of each annual stockholders meeting thereafter.

As with other members of the Board, ShoreTel entered into an indemnification agreement with Mr. Salzman. The indemnification agreement and ShoreTel’s certificate of incorporation and bylaws require ShoreTel to indemnify directors and executive officers to the fullest extent permitted by Delaware law

On the same day, the Board also confirmed that in accordance with ShoreTel’s bylaws, Peter Blackmore serves as a Class I director, with a term expiring on the date of ShoreTel’s annual meeting of stockholders to be held in 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORETEL, INC.

Date: February 15, 2011	By:	/s/ Ava M. Hahn

Name: Ava M. Hahn

Title: VP & General Counsel